SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               May 26, 1994


                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-6047              13-5516989

          (State or other          (Commission         (IRS employer
          jurisdiction of          file number)   identification no.)
          incorporation)




          100 Interpace Parkway, Parsippany, New Jersey         07054-1149
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (201) 263-6500

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          Item 5.   OTHER EVENTS.

                    As previously reported, in  March 1993 the Pennsylvania

          Public  Utility  Commission  ("PaPUC") issued  a  generic  policy

          statement  permitting   the  deferral   of  incremental   expense

          associated  with  the  adoption  by  Pennsylvania   utilities  of

          Statement of Financial Accounting Standards  No. 106 ("FAS 106"),

          "Employer's  Accounting  for Postretirement  Benefits  Other Than

          Pensions."

                    Consistent  with the  PaPUC policy  statement, in  July

          1993  the  Company's  subsidiary,  Pennsylvania Electric  Company

          ("Penelec") filed a petition with  the PaPUC seeking approval  to defer approximately $10  million annually of FAS  106 incremental expense until such expense has been  recognized in Penelec's base

          rates.    The PaPUC  approved  Penelec's petition  by declaratory

          order in October 1993.   The Company's other Pennsylvania utility

          subsidiary, Metropolitan Edison  Company ("Met-Ed"), had  earlier received PaPUC authorization  as part of  a 1993 order issued  in

          Met-Ed's  retail base  rate  case to  defer  incremental FAS  106 expense in which the PaPUC stated that "provided that the Company can satisfy its  burden of  proving adequate cost  controls in  a future rate  case within five years of  the inception of FAS 106,

          the  prudently  incurred  costs booked  to  the  regulatory asset

          account  can  be included  in rates".   The  rate order  did not,

          however, provide  for current  collection of  revenues associated with such costs.

                    As also previously reported, in a  proceeding involving

          an unaffiliated Pennsylvania utility, Pennsylvania Power &  Light

          Company  ("PP&L"), the  Pennsylvania Office of  Consumer Advocate

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          ("Advocate") appealed a PaPUC declaratory  order issued outside a full  base rate proceeding  permitting that utility  to defer its incremental FAS 106 expense pending its next base rate order.  On

          May  26,  1994, the  Pennsylvania  Commonwealth Court  upheld the

          Advocate's appeal  and  reversed the  PaPUC's declaratory  order.

          The Commonwealth Court held that FAS 106 expense incurred by PP&L after  January  1,  1993 (the  effective  date  for  the FAS  106 accounting change) but prior to its next base rate case could not be deferred for future recovery as part of a later base rate case order,  and  that  to  assure  such future  recovery  constituted unlawful retroactive ratemaking.

                    The ultimate outcome of  any appeal by a party  to that

          case, should one be made, of  the Commonwealth Court decision can not be predicted.

                    Unless the  Commonwealth Court decision  is overturned,

          Penelec  would  have to  write-off  any FAS  106  expense amounts deferred on its books.  It is estimated that approximately  $14.5 million  (before  income  taxes)  representing  the  Pennsylvania jurisdictional  amount of incremental  expense resulting from FAS

          106 will have  been deferred by  Penelec during 1993 and  through

          June 30,  1994.   Moreover, after  any  write-off, Penelec  would

          charge to income  annual incremental  expense resulting from  FAS

          106  which  currently  approximate $9.6  million  (before  income taxes).

                    As noted above, Met-Ed was authorized in a 1993  retail

          base rate order of the PaPUC to defer  for future recovery annual incremental (including the annual transition obligation) FAS  106 expense which amount to approximately $8.4 million (before income

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          taxes) and which  will have amounted to approximately $12 million through June 30, 1994.  As  previously reported, the Advocate has appealed certain aspects of the PaPUC's  1993 rate order for Met-

          Ed, including the deferral for future recovery of incremental FAS

          106  expense.  However, the  Advocate did not  pursue the FAS 106 issue in its brief or in oral argument.



                    The Advocate also has appealed  a PaPUC base rate order

          granting an  unaffiliated Pennsylvania water utility  recovery in current rates  of its  transition obligation  resulting from  the

          utility's  adoption of FAS  106 on January  1, 1993.   On June 7,

          1994,  the  Commonwealth  Court affirmed  the  PaPUC's  order and dismissed  the  appeal,  finding that  the  PaPUC's  allowance of

          recovery  of  FAS   106  transition  obligation  costs   did  not

          constitute unlawful retroactive ratemaking.



                    There can  be no assurance  of the ultimate  outcome of

          these proceedings.





















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                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON  ITS   BEHALF  BY   THE  UNDERSIGNED  THEREUNTO   DULY

          AUTHORIZED.



                                   GENERAL PUBLIC UTILITIES CORPORATION



                                   By:_______________________________
                                        Don W. Myers
                                        Vice President and Treasurer


          Date: June 10, 1994
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